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                                                                    EXHIBIT 5.01






                                                  Hunton & Williams LLP
                                                  Riverfront Plaza, East Tower
                                                  951 East Byrd Street
                                                  Richmond, Virginia 23219-4074

                                                  Tel      804 - 788 - 8200
                                                  Fax      804 - 788 - 8218





                                                  File No: 60878.000001

May 25, 2005



Board of Trustees
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

      Windrose Medical Properties Trust Registration Statement on Form S-3
           Registering 1,200,000 Common Shares of Beneficial Interest


Ladies and Gentlemen:

         We have acted as special counsel for Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof by the Company under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission") with respect to the issuance and sale of up to 1,200,000 common shares of beneficial interest of the Company, $0.01 par value per share (the "Shares"), to be offered from time to time pursuant to sales agreements that the Company will enter into with one or more of Brinson Patrick Securities Corporation, Cantor Fitzgerald & Co., Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated as described in the Registration Statement.

         In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:



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Board of Trustees
Windrose Medical Properties Trust
May 25, 2005
Page 2


         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

         2. The issuance of the Shares has been duly authorized, and, when and to the extent issued and delivered against payment therefor as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

         This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams LLP